UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2020

Date of Report (Date of earliest event reported)

SUNDANCE STRATEGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50547	88-0515333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4626 North 300 West, Suite No. 365

Provo, Utah 84604

(Address of Principal Executive Offices, including zip code)

(801) 717-3935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events

Relying on Order for Reporting Relief

Due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, Sundance Strategies, Inc. (the “Company”) is filing this current report on Form 8-K to avail itself of an extension to file its Annual Report on Form 10-K for the year ended March 31, 2020 (the “Annual Report”), originally due on June 29, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

The Company’s has experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. These disruptions include but are not limited to limited availability of key Company personnel and professional advisors who are needed to prepare the Annual Report due in part to social quarantining. This has, in turn, delayed the Company’s ability to complete its audit and prepare the Annual Report. As a result, the Company will be relying on the 45-day grace-period provided by the SEC’s Order to extend the filing deadline within which the Company is required to file its Annual Report. The Company expects to file its Annual Report 10-K no later than August 12, 2020, which is 45 days after the original due date of June 29, 2020.

A pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business

In December 2019, a novel strain of coronavirus, COVID-19, was identified in Wuhan, China. This virus continues to spread globally and, as of March 2020, has spread to over 100 countries, including the United States. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease, on March 11, 2020. We are still assessing the effect on our business, from the spread of COVID-19 and the actions implemented by the governments across the globe. A significant outbreak of contagious diseases, such as COVID-19, could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn. As a result, our ability to raise additional funds, if necessary, may be adversely impacted by risks, or the public perception of the risks, related to the recent outbreak of COVID-19. Furthermore, the third parties we engage, or seek to engage for development activities may be adversely impacted by risks, or the public perception of the risks, related to the recent outbreak of COVID-19, which may delay development opportunities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2020

SUNDANCE STRATEGIES, INC.

By:	/s/ Randall F. Pearson
Name:	Randall F. Pearson
Title:	President and Director

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